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                                                                  EXHIBIT 23.5


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Invitrogen Corporation of our report dated February 28, 2000 relating to the financial statements and financial statement schedule which appears in Dexter Corporation's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut
August 11, 2000